UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)  September 15, 2009



                             GALLERY OF HISTORY, INC.
     _____________________________________________________________________
               (Exact name of registrant as specified in its charter)


            Nevada                  0-13757                88-0176525
     ___________________     ____________________     ____________________
(State or Other Jurisdiction      (Commission           (I.R.S. Employer
      of Incorporation)           File Number)         Identification No.)



                           3601 West Sahara Avenue
                        Las Vegas, Nevada 89102-5822
      ____________________________________________________________________
              (Address of Principal Executive Office) (Zip Code)


                              (702) 364-1000
     _____________________________________________________________________
             (Registrant's telephone number, including area code)


                              Not Applicable
     _____________________________________________________________________
        (Former Name or Former Address, If Changed Since Last Report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
______________________________________________________________________________


Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, Gallery of History, Inc. (the "Company") received two separate Nasdaq Staff Deficiency Letters, indicating that the Company fails to comply with both the Market Value of Publicly Held Shares ("MVPHS") and the Minimum Bid Price requirements for continued listing, as set forth in Listing Rules 5550(a)(5) (the "MVPHS Rule") and 5550(a)(2) (the "Bid Price Rule"), respectively.

The Nasdaq Staff Deficiency Letter with respect to the MVPHS Rule indicated that the Company is not in compliance with Listing Rule 5550(a)(5) because for the last 30 consecutive trading days, the Company's common stock has not maintained a minimum market value of publicly held shares of $1,000,000, as required for continued listing. In accordance with Listing Rule 5810(c)(3)(D), the Company will be provided with 90 calendar days, or until December 14, 2009, to regain compliance with the MVPHS Rule. If, at anytime before December 14, 2009, the MVPHS of the Company's common stock is $1,000,000 or more for a minimum of 10 consecutive trading days (or for such longer period as determined by Nasdaq), Nasdaq will provide notification to the Company that it complies with the MVPHS Rule. If the Company does not regain compliance with the MVPHS Rule by December 14, 2009, Nasdaq will provide the Company with written notification that its common stock will be delisted. At that time, the Company may appeal Nasdaq's determination to delist its common stock to the Nasdaq Hearing's Panel.

In addition, the Nasdaq Staff Deficiency Letter with respect to the Bid Price Rule indicated that the Company is not in compliance with Listing Rule 5550(a)(2) because the closing bid price per share of its common stock has been below $1.00 per share for the last 30 consecutive business days. In accordance with Listing Rule 5810(c)(3)(A), the Company will be provided with 180 calendar days, or until March 15, 2010, to regain compliance with the Bid Price Rule. To regain compliance with the Bid Price Rule, the closing bid price of the Company's common stock must remain at $1.00 per share or more for a minimum of ten consecutive business days. If the Company does not regain compliance with the Bid Price Rule by March 15, 2010, Nasdaq will determine whether the Company meets The Nasdaq Capital Market initial listing criteria except for the bid price requirement. If it meets the initial listing criteria, Nasdaq will notify the Company that it has been granted an additional 180 calendar day compliance period. If the Company is not eligible for an additional compliance period, Nasdaq will provide the Company with written notification that its common stock will be delisted. At that time, the Company may appeal Nasdaq's determination to delist its common stock to the Nasdaq Hearing's Panel.

No assurance can currently be given that the Company will be able to satisfy either or both of the deficiencies, and that its common stock will not be
delisted.   The deficiency notifications will have no immediate effect on the listing of the Company's common stock at this time, pending expiration of the relevant grace periods.

A copy of the Company's press release dated September 16, 2009, reporting receipt of the two separate Nasdaq Staff Deficiency Letters on September 15, 2009, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.




Item 9.01.  Financial Statements and Exhibits.

            (d)     Exhibits

            99.1    Press release issued by the Company on September 16, 2009









                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                           GALLERY OF HISTORY, INC.


Date: September 17, 2009                   By:  /s/ TODD AXELROD
                                                ___________________
                                                Todd Axelrod,
                                                Chief Executive Officer